Exhibit 99.1

      Press Release:

Zarlink CFO to Pursue Other Business Opportunities

OTTAWA, CANADA, February 17, 2003 - Zarlink Semiconductor (NYSE/TSX:ZL) today announced that Jean-Jacques Carrier, Senior Vice President of Finance and Chief Financial Officer, will be leaving the company by the end of the summer to pursue other business opportunities. Mr. Carrier will remain in his current role until his replacement is hired, and in a transitional role for a reasonable time thereafter.

      "The company and the Board thank Mr. Carrier for his almost ten years of dedicated service. We wish him the very best in his future business endeavors," said Dr. Henry Simon, Chairman of the Board of Directors, Zarlink Semiconductor.

About Zarlink Semiconductor

      Zarlink employs its formidable analog, digital and mixed-signal capabilities to offer the most compelling products for wired, wireless and optical connectivity markets and ultra low-power medical applications. For more information, visit www.zarlink.com.

      Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

Zarlink, ZL, and the Zarlink Semiconductor logo are trademarks of Zarlink Semiconductor Inc.

For further information:
Jacques Guerette                                Mike McGinn
Corporate Communications                        Investor Relations
613 270-7110                                    613 270-7210
jacques.guerette@zarlink.com                    mike.mcginn@zarlink.com